LAMBERT’S COVE ACQUISITION CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     The board of directors (the “Board”) of Lambert’s Cove Acquisition Corporation (the “Company”) hereby establishes the Audit Committee of the Board with the following purpose, authority, powers, duties and responsibilities. Whenever the Audit Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

Purpose

     The purpose of the Audit Committee is to represent and assist the board of directors (the “Board”) of the Company in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for (1) the preparation, presentation and integrity of the Company’s financial statements; (2) accounting and financial reporting principles; and (3) the Company’s internal controls and procedures designed to promote compliance with generally accepted accounting principles, accounting standards and applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States (“GAAP”) and applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States (“GAAS”).

     The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors, taking into account the information it receives, discussions with the auditor, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Membership and Structure

     The Audit Committee is initially comprised of at least three directors determined by the Board to meet the director and audit committee member independence requirements and financial literacy requirements of the American Stock Exchange, Inc. (“Amex”). At least one member of the Audit Committee must be financially sophisticated, as determined by the Board, and no Audit Committee member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years, each as required by Amex listing standards. Appointment to the Audit Committee and the designation of any Audit Committee members as “audit committee financial experts” shall be made on an annual basis by the full Board.

     The Audit Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Audit Committee shall be called by the chairman of the Audit Committee upon such notice as is provided for in the by-laws of the Company with respect to meetings of the Board. A majority of the members shall constitute a quorum. Actions of the Audit Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Audit Committee. The Audit Committee shall report its minutes from each meeting to the Board held at such times and places as the Audit Committee shall determine, including by written consent, on at least a quarterly basis. When necessary, the Audit Committee shall meet in executive session outside of the presence of any senior officer of the Company. The Chair of the Audit Committee shall report on activities of the Audit Committee to the full Board. In fulfilling its responsibilities the Audit Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law.

The chairman of the Audit Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Audit Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Audit Committee. A certificate of the secretary of the Audit Committee or minutes of a meeting of the Audit Committee executed by the secretary setting forth the names of the members of the Audit Committee present at the meeting or actions taken by the Audit Committee at the meeting shall be sufficient evidence at all times as to the members of the Audit Committee who were present, or such actions taken.

Responsibilities

The Audit Committee:

•	is directly responsible for the appointment, replacement, compensation, and oversight of the work of the independent auditor. The independent auditor shall report directly to the Audit Committee.

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is directly responsible for the appointment, replacement, compensation, and oversight of the work of the independent registered public accounting firm and pre-approval of the engagement (including the fees and terms thereof) and procedures for the review of the independent registered public accounting firm for audit and non-audit services.

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obtains and reviews annually a report by the independent auditor describing the Company’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review or by any inquiry or investigation by governmental or professional authorities, and any steps taken to deal with any such issues. Reviews findings described above with management and internal financial personnel.

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reviews and discusses with the independent auditor the written statement from the independent auditor concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.

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reviews and discusses with the independent auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor’s procedures with respect to interim periods.

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reviews and discusses reports from the independent auditors on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

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reviews and discusses with the independent auditor the independent auditor’s judgments as to the quality, not just the acceptability, of the Company’s financial and accounting controls and procedures and such further matters as the independent auditors present the Audit Committee under GAAP or GAAS.

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discusses with the Company’s officers and the independent auditor quarterly earnings press releases, including the interim financial information and other disclosures included therein, reviews the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year.

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reviews and discusses with the Company’s officers and the independent auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between the Company’s officers and the independent auditors.

•	reviews and discusses with the Company’s officers the Company’s major financial risk exposures and the steps the Company’s officers have taken to monitor and control such exposures.

•	reviews, passes on the fairness of, and approves related-party transactions.

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reviews and discusses with the independent auditor, and the Company’s officers: (a) the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies) and significant changes in internal controls reported to the Committee by the independent auditor or management; (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosures controls and procedures, and management reports thereon.

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reviews annually with the Company’s officers the scope of the internal audit program, and reviews annually the performance of both the internal audit group and the independent auditor in executing their plans and meeting their objectives.

•	reviews the use of auditors other than the independent auditor.

•	reviews matters related to the corporate compliance activities of the Company.

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establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	establishes policies for the hiring of employees and former employees of the independent auditor.

•	prepares the report of the Audit Committee required by the rules of the United States Securities and Exchange Commission to be included in the Company’s annual proxy statement.

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monitoring compliance on a quarterly basis with the terms of Articles Sixth of the Amended and Restated Certificate of Incorporation and, if any noncompliance is identified, is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of the applicable securities offering; and

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when appropriate, designates one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct; and

Advisors

     The Audit Committee shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.